                                                                   EXHIBIT 99.2


FOR IMMEDIATE RELEASE                                       [OCEAN ENERGY LOGO]
October 20, 1999

CONTACT:
John T. Raymond
Vice President - Investor Relations
1001 Fannin, Suite 1600
Houston, Texas 77002
(713) 265-6161

             OCEAN ENERGY ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
                           AND OPERATIONAL HIGHLIGHTS

On March 30, 1999, Ocean Energy, Inc. merged with and into Seagull Energy Corporation and the resulting company was renamed Ocean Energy, Inc. The merger was treated for accounting purposes as an acquisition of Seagull by Ocean Energy in a purchase business transaction. As such, the financial results presented here for the third quarter of 1998 represents Ocean Energy, Inc. on a stand-alone basis.

THIRD QUARTER FINANCIAL RESULTS

HOUSTON - Ocean Energy, Inc. (NYSE: OEI) today announced net income available to common shareholders for the third quarter of 1999 of $28.0 million, or $0.17 per basic share on revenues of $214.4 million. By comparison, the net loss for the third quarter of 1998 was $14.4 million, or a $0.14 per share loss on revenues of $123.4 million.

THE COMPANY'S CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL AS REPORTED FOR THE FIRST NINE MONTHS OF 1999 WAS $214.7 MILLION, COMPARED TO $172.8 MILLION FOR THE SAME PERIOD IN 1998.

AVERAGE DAILY PRODUCTION FOR THE THIRD QUARTER OF 1999 WAS 470 MILLION CUBIC FEET (MMCF) OF GAS AND 78 THOUSAND BARRELS OF OIL, OR 156 THOUSAND BARRELS OF OIL EQUIVALENT PER DAY (TBOEPD), COMPARED TO 112 TBOEPD FOR THE THIRD QUARTER OF 1998.

In the third quarter, lease operating expense (LOE), including severance tax, totaled $54.7 million or $3.81 per barrel of oil equivalent (BOE) as compared to $4.85 per BOE in the third quarter of 1998 and $4.38 per BOE in the second quarter of 1999.

The Company made significant progress on its asset rationalization program in the third quarter with the closing of the Arkoma Basin and Gulf of Mexico asset packages for total cash proceeds of $291 million. The previously announced sale of the ENSTAR business unit for $290 million is anticipated to close by the end of the year. These sales, when combined with first quarter activities in aggregate, will generate estimated net cash proceeds in excess of $700 million, which will be used to reduce debt. As a result, the Company estimates that debt to total capitalization will be 58% at year-end as compared to 68% at the time of the merger.

"The substantial improvement in the cost structure is consistent with our stated objectives to further improve the Company's operating efficiency. Both G&A and LOE savings are on target, and upon completion of the ENSTAR sale, the reduction in debt is expected to result in a 30% improvement in interest expense per BOE in 2000 as compared to the time of the merger," stated James T. Hackett, Ocean Energy President and CEO.

THIRD QUARTER OPERATIONAL HIGHLIGHTS

Year to date, the Company has participated in over 277 wells with an overall success rate of 78%. The Company has experienced an 82% development drilling success rate and a 61% exploratory drilling success rate in 1999.

INTERNATIONAL

In Equatorial Guinea Block B, for the quarter, gross daily production averaged approximately 100 thousand barrels of oil per day (tbopd), which, on a net basis, equates to 21 tbopd. Currently, the Phase III Jade platform installation is on schedule for late December with drilling to commence in the first quarter of 2000. As a result, the Company anticipates achieving its projected 2000 gross exit rate of 120 tbopd.

In Egypt, third quarter production averaged 11 tboepd. In the West Abu Gharadig concession (OEI 30%) the Raml SW #2 was successfully drilled and is on production with an initial rate of 2,500 bopd and the Company plans to drill two additional wells by year-end. In the East Beni Suef concession (OEI 50%), production resumed in late September towards a target rate of 2,000 bopd (gross).

Offshore Pakistan, the Company is currently drilling the Pasni #1 exploratory well (OEI 76%). This is OEI's first well in Pakistan, and it is scheduled to reach targeted objectives during the fourth quarter.

The Company's other international producing areas, namely Cote d'Ivoire, Russia and Indonesia, represent approximately 11% of daily production. These areas on a combined basis produced approximately 17 tboepd, which is comparable with first and second quarter results. Production levels have been maintained with minimal capital expenditures.

GULF OF MEXICO

Recently, the Company has announced two discoveries in the deepwater Gulf of Mexico. The Nansen prospect (OEI 50%) and the North Boomvang prospect (OEI 20%). As previously reported, Ocean and its partners are proceeding on delineation drilling on both discoveries.

Activities continue on the Gulf of Mexico shelf Duke (NYSE: DUK) drilling program. Through the third quarter, the Company has drilled six wells with a success rate of 50% and expects to spud seven additional wells before the end of this year.

In the Central Gulf region, the Company successfully drilled the Cobra exploratory prospect (OEI 50%), another discovery in the Little Lake field, which tested at 12.7 MMcfpd and 1,037 bopd. In the South Timbalier 219 and 211 blocks, the Schooner #1 (OEI 25%) and #2 (OEI 20%) exploratory wells were both successfully drilled. Both wells will be completed and placed on production in the first half of next year.

U.S. ONSHORE

This year, in the Bear Paw area, the Company has drilled 87 wells to date with 62 being producers. A total of 90 wells are planned for this year. Additional compression and minor modifications are planned by year-end allowing for our planned exit rate of 44 MMcfpd net.

The East Triangle coal bed methane project, located in the Powder River Basin of Wyoming, is in the testing phase with 18 wells on production and nine wells waiting to be placed on production. The pilot program will test 1,080 acres of our 24,000 acres net holding. Upon successful dewatering results from the pilot program we will continue with additional drilling.

In the Cook Inlet area of Alaska, the saltwater disposal well and two coal bed methane pilot wells have been drilled and completed. Testing is underway on the two pilot wells.

Additionally, Ocean has exercised a preferential right to purchase 50% of Esenjay Exploration, Inc.'s (Nasdaq: ESNJ) working interest in two Wilcox prospects in South Texas for $1.5 million. This purchase includes a four well drilling commitment.

Ocean Energy, Inc. is an independent energy company engaged in the exploration, development, production and acquisition of crude oil and natural gas. North American operations are focused in the shelf and deepwater areas of the Gulf of Mexico, the Permian Basin, Midcontinent and Rocky Mountain regions. Internationally, the Company explores for and produces oil and gas in West Africa (Cote d'Ivoire and Equatorial Guinea), Egypt, Russia and Indonesia. Ocean Energy also has exploration programs underway in Angola, Pakistan, Yemen and Bangladesh.

CERTAIN STATEMENTS IN THIS NEWS RELEASE REGARDING FUTURE EXPECTATIONS, PLANS FOR ACQUISITIONS, DISPOSITIONS, AND OIL AND GAS RESERVES, EXPLORATION, DEVELOPMENT, PRODUCTION AND PRICING MAY BE REGARDED AS "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES LITIGATION REFORM ACT. THEY ARE SUBJECT TO VARIOUS RISKS, SUCH AS OPERATING HAZARDS, DRILLING RISKS, THE INHERENT UNCERTAINTIES IN INTERPRETING ENGINEERING DATA RELATING TO UNDERGROUND ACCUMULATIONS OF OIL AND GAS, THE RISK THAT THE PREVIOUSLY ANNOUNCED SALE OF ENSTAR DOES NOT CLOSE, AS WELL AS OTHER RISKS DISCUSSED IN DETAIL IN THE COMPANY'S SEC FILINGS, INCLUDING THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998. ACTUAL RESULTS MAY VARY MATERIALLY.

For further information, please contact Investor Relations by phone at (713) 265-6161, by mail send requests to Investor Relations, 1001 Fannin, Suite 1600, Houston, Texas 77002 or at our web site at www.oceanenegy.com.

                               OCEAN ENERGY, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (Amounts in Thousands Except Per Share Data)
                                  (Unaudited)


                                                          Three Months Ended        Nine Months Ended
                                                             September 30,            September 30,
                                                        ----------------------    ----------------------
                                                           1999        1998         1999         1998
                                                        ---------    ---------    ---------    ---------
Revenues ............................................   $ 214,393    $ 123,369    $ 516,293    $ 397,334
                                                        ---------    ---------    ---------    ---------

Costs of Operations:
     Operations and maintenance .....................      54,672       50,048      165,278      135,460
     Depreciation, depletion and amortization .......      85,615       70,221      233,732      217,719
     Provision for loss on sale of Canadian assets ..        --           --         28,500         --
     Write-down of oil and gas properties ...........        --           --           --        218,392
     General and administrative .....................       4,955        4,628       18,038       13,646
                                                        ---------    ---------    ---------    ---------
                                                          145,242      124,897      445,548      585,217
                                                        ---------    ---------    ---------    ---------

Operating Profit (Loss) .............................      69,151       (1,528)      70,745     (187,883)

Other (Income) Expense:
     Interest expense ...............................      30,410       18,621       86,601       40,562
     Merger expense .................................       3,176         --         43,828       39,000
     Interest income and other ......................        (269)      (1,286)        (383)      (2,094)
                                                        ---------    ---------    ---------    ---------
                                                           33,317       17,335      130,046       77,468
                                                        ---------    ---------    ---------    ---------

Income (Loss) Before Income Taxes ...................      35,834      (18,863)     (59,301)    (265,351)
Income Tax Expense (Benefit) ........................       6,404       (4,446)      (9,269)     (87,955)
                                                        ---------    ---------    ---------    ---------

Income (Loss) from Continuing Operations ............      29,430      (14,417)     (50,032)    (177,396)
Loss from Discontinued Operations, net of
     income taxes ...................................        (625)        --            (78)        --
                                                        ---------    ---------    ---------    ---------

Net Income (Loss) ...................................      28,805      (14,417)     (50,110)    (177,396)
Preferred Stock Dividend ............................         819         --          2,456         --
                                                        ---------    ---------    ---------    ---------

Net Income (Loss) Available to Common
     Shareholders ...................................   $  27,986    $ (14,417)   $ (52,566)   $(177,396)
                                                        =========    =========    =========    =========
Basic Earnings (Loss) Per Common Share:
         Income (Loss) from Continuing Operations ...   $    0.17    $   (0.14)   $   (0.36)   $   (1.76)
         Discontinued Operations ....................        --           --           --           --
                                                        ---------    ---------    ---------    ---------
        Income (Loss) to Common Shareholders ........   $    0.17    $   (0.14)   $   (0.36)   $   (1.76)
                                                        ========     =========    =========    =========
Diluted Earnings (Loss) Per Common Share:
         Income (Loss) from Continuing Operations ...   $    0.16    $   (0.14)   $   (0.36)   $   (1.76)
         Discontinued Operations ....................        --            --          --           --
                                                        ---------    ---------    ---------    ---------
         Income (Loss) to Common Shareholders .......   $    0.16    $   (0.14)   $   (0.36)   $   (1.76)
                                                        ---------    ---------    ---------    ---------
Weighted Average Number of Common Shares Outstanding:
         Basic ......................................     166,680      100,924      145,670      100,544
                                                        =========    =========    =========    =========
         Diluted ....................................     170,629      100,924      145,670      100,544
                                                        =========    =========    =========    =========

                               OCEAN ENERGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in Thousands)


                                                        September 30,   December 31,
                                                            1999            1998
                                                        -------------   ------------
                                                         (Unaudited)
ASSETS:
     Current Assets ....................................  $  251,816     $  153,781

     Property, Plant and Equipment, Net ................   2,164,632      1,581,639

     Net Noncurrent Assets of Discontinued Operations ..     222,112           --
     Other Assets ......................................     267,761        271,540
                                                          ----------     ----------
     Total Assets ......................................  $2,906,321     $2,006,960
                                                          ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY:
     Interest Payable ..................................  $   34,024     $   36,206
     Other Current Liabilities .........................     253,336        200,140
     Current Maturities of Long-Term Debt ..............         846            836
                                                          ----------     ----------
         Total Current Liabilities .....................     288,206        237,182

     Long-Term Debt ....................................   1,538,697      1,371,890
     Other Noncurrent Liabilities ......................     140,949         20,945

     Shareholders' Equity ..............................     938,469        376,943
                                                          ----------     ----------
     Total Liabilities and Shareholders' Equity ........  $2,906,321     $2,006,960
                                                          ==========     ==========

                               OCEAN ENERGY, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Amounts in Thousands)
                                   (Unaudited)

                                                                                      Nine Months Ended
                                                                                         September 30,
                                                                                    ------------------------
                                                                                      1999           1998
                                                                                    ---------      ---------
Operating Activities:
Net loss ......................................................................     $ (50,110)     $(177,396)

Adjustments to reconcile net loss to net cash provided by operating activities:
     Loss from discontinued operations ........................................            78           --
     Depreciation, depletion and amortization .................................       233,732        217,719
     Provision for loss on sale of Canadian assets ............................        28,500           --
     Write-down of oil and gas properties .....................................          --          218,392
     Deferred income taxes ....................................................       (24,702)       (91,253)
     Noncash merger expense ...................................................        21,047           --
     Other ....................................................................         6,180          5,294
                                                                                    ---------      ---------
                                                                                      214,725        172,756
     Changes in operating assets and liabilities, net of acquisitions .........       (18,319)       (24,427)
                                                                                    ---------      ---------
     Net cash provided by continuing operations ...............................       196,406        148,329
     Net cash provided by discontinued operations .............................        14,377           --
                                                                                    ---------      ---------
     Net Cash Provided By Operating Activities ................................       210,783        148,329
                                                                                    ---------      ---------

Investing Activities:
Capital expenditures ..........................................................      (231,976)      (669,798)
Capital expenditures of discontinued operations ...............................        (5,040)          --
Acquisition costs, net of cash acquired .......................................        (5,623)          --
Proceeds from sales of property, plant and equipment ..........................       390,512          1,097
                                                                                    ---------      ---------
     Net Cash Provided By (Used In) Investing Activities ......................       147,873       (668,701)
                                                                                    ---------      ---------

Financing Activities:
Net proceeds (payments) from revolver and other borrowings ....................      (410,824)       531,082
Proceeds from deferred revenue ................................................       100,000           --
Deferred financing costs ......................................................        (6,406)       (15,433)
Other .........................................................................         1,745          7,583
                                                                                    ---------      ---------
     Net Cash Provided By (Used In) Financing Activities ......................      (315,485)       523,232
                                                                                    ---------      ---------
     Increase in Cash and Cash Equivalents ....................................        43,171          2,860
Cash and Cash Equivalents At Beginning of Period ..............................        10,706         11,689
                                                                                    ---------      ---------
Cash and Cash Equivalents At End of Period ....................................     $  53,877      $  14,549
                                                                                    =========      =========

                               OCEAN ENERGY, INC.
                             OPERATIONAL INFORMATION
                                   (Unaudited)

                                                                              Three Months Ended        Nine Months Ended
                                                                                 September 30,             September 30,
                                                                              ------------------      -----------------------
                                                                                1999       1998         1999          1998
                                                                              -------    -------      --------      ---------
Financial Data (Dollars in Thousands):
Operating Profit (Loss):
    Oil and Gas Operations ................................................   $76,398    $ 4,092      $ 94,892      $(171,257)
    Corporate .............................................................    (7,247)    (5,620)      (24,147)       (16,626)


Depreciation, Depletion and Amortization:
    Oil and Gas Operations ................................................    83,323     69,229       227,623        214,739
    Corporate .............................................................     2,292        992         6,109          2,980


Operations Data:
    Net Daily Natural Gas Production (MMcf):
        Domestic (1) ......................................................     427.5      267.8         382.0          273.0
        Canada (2) ........................................................        --       24.9          14.0           25.7
        Cote d'Ivoire (1) .................................................      33.9       20.7          29.8           20.2
        Egypt (1) .........................................................       0.9         --           0.7             --
        Indonesia (1) .....................................................       7.6         --           4.4             --
                                                                              -------    -------      --------      ---------
        Total .............................................................     469.9      313.4         430.9          318.9
                                                                              =======    =======      ========      =========
    Average Natural Gas Prices ($ per Mcf):
        Domestic (1) ......................................................   $  2.38    $  1.84      $   2.03      $    2.00
        Canada (2) ........................................................   $    --    $  1.23      $   1.54      $    1.27
        Cote d'Ivoire (1) .................................................   $  1.77    $  1.64      $   1.73      $    1.67
        Egypt (1) .........................................................   $  3.94    $    --      $   3.32      $      --
        Indonesia (1) .....................................................   $  2.26    $    --      $   2.14      $      --
        Weighted Average ..................................................   $  2.34    $  1.78      $   2.00      $    1.92
    Average Natural Gas Prices Including Hedging Activities ($ per Mcf)....   $  2.36    $  1.79      $   2.01      $    1.92

    Net Daily Oil and NGL Production (Bbl):
        Domestic (1) ......................................................    36,522     36,942        38,340         40,419
        Canada (2) ........................................................        --      1,326           469          1,243
        Cote d'Ivoire (1) .................................................     5,046      3,487         4,839          2,613
        Equatorial Guinea .................................................    20,774     18,139        19,902         16,693
        Egypt (1) .........................................................    10,729         --         7,447             --
        Russia (1) ........................................................     4,492         --         2,896             --
        Indonesia (1) .....................................................       111         --            72             --
                                                                              -------    -------      --------      ---------
        Total .............................................................    77,674     59,894        73,965         60,968
                                                                              =======    =======      ========      =========
    Average Oil and NGL Prices ($ per Bbl):
        Domestic (1) ......................................................   $ 18.99    $ 12.07      $  15.07      $   12.93
        Canada (2) ........................................................   $    --    $ 12.08      $  11.27      $   12.05
        Cote d'Ivoire (1) .................................................   $ 20.24    $ 11.52      $  16.56      $   13.33
        Equatorial Guinea .................................................   $ 21.69    $ 11.70      $  16.11      $   12.38
        Egypt (1) .........................................................   $ 20.06    $    --      $  17.70      $      --
        Russia (1) ........................................................   $ 12.82    $    --      $   9.54      $      --
        Indonesia (1) .....................................................   $ 16.87    $    --      $  14.88      $      --
        Weighted Average ..................................................   $ 19.58    $ 11.93      $  15.47      $   12.78
    Average Oil and NGL Prices
        Including Hedging Activities ($ per Bbl) ..........................   $ 15.74    $ 13.02      $  13.84      $   13.81

(1) The Company's Egyptian, Russian and Indonesian operations, and a portion of its domestic and Ivoirian operations were acquired as a result of the merger on March 31, 1999.
(2)    The Company's Canadian operations were sold on April 15, 1999.